As filed with the Securities and Exchange Commission on September 24, 1999
                                                Registration No. 333-__________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                      ------------------------------------
                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933
                      ------------------------------------
                          NEVADA GOLD & CASINOS, INC.
             (Exact name of Registrant as specified in its charter)

               Nevada                                  88-0142032
    (State or other jurisdiction                    (I.R.S. Employer
         of incorporation or                     Identification Number)
            organization)


   3040 Post Oak Blvd., Suite 675                    H. Thomas Winn
        Houston, Texas 77056                 3040 Post Oak Blvd., Suite 675
           (713) 621-2245                         Houston, Texas 77056
  (Address, including zip code, and                  (713) 621-2245
     telephone number, including           (Name, address, including zip code,
     area code, of Registrant's              and telephone number, including
    principal executive offices)            area code, of agent for service)


                    Thomas C. Pritchard Consulting Agreement
                      Martin R. Nathan Retainer Agreement
                            (Full Title of the Plan)
                               -----------------

                                    copy to:
                              Thomas C. Pritchard
                            Brewer & Pritchard, P.C.
                             1111 Bagby, 24th Floor
                              Houston, Texas 77002
                              Phone (713) 209-2950
                               Fax (713) 659-2430
                               -----------------

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
         TITLE OF                                     Proposed Maximum          Proposed Maximum          Amount of
     SECURITIES TO BE           Amount Being           Offering Price               Aggregate           Registration
        REGISTERED               Registered(1)           Per Share(2)            Offering Price(2)           Fee
Common Stock, par value
$.12 per share..................  65,000                  $2.00                    $130,000                 $37.00
---------------------------------------------------------------------------------------------------------------------
   TOTAL                                                                                                    $37.00
=====================================================================================================================

------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's common stock registered under this S-8 will be adjusted in the event of stock splits, stock dividends, or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the high and low prices of the common stock as reported by the OTC Electronic Bulletin Board on September 21, 1999.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

               The following documents filed by Nevada Gold & Casinos, Inc. ("Company" or "Registrant") with the Securities and Exchange Commission are incorporated in this Form S-8 by reference:

               1. The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or, either (i) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended ("Securities Act") that contains audited financial statements for the Company's latest fiscal year for which the statements have been filed, or (ii) the Company's effective Registration Statement on Form 10 or Form 10-SB filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year;

               2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above; and

               3. The description of the Company common stock that is contained in a Registration Statement or amendment to any Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

               All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement that indicate that all shares of common stock offered have been sold or that deregister all of the shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part of it from the date of filing of the documents.

ITEM 4.        DESCRIPTION OF SECURITIES

               Not Applicable.

ITEM 5.        INTEREST OF NAMED EXPERTS AND COUNSEL

               Thomas C. Pritchard is a principal of Brewer & Pritchard, P.C. and will receive 15,000 shares of Company common stock pursuant to this Registration Statement once the Registration Statement becomes effective.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 78.7502 of the Nevada Private Corporation Act allows the Company to indemnify any person who was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of any corporation, partnership, joint venture, trust or other enterprise. The Company may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to pay any amounts if it is later determined that the person was not entitled to be indemnified by the Company.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

               Any restricted securities to be offered or resold pursuant to this Registration Statement were issued pursuant to an exemption under Section 4(2) of the Securities Act, as a non-public offering of securities.

ITEM 8.        EXHIBITS

               The following exhibits are filed as part of this Registration
Statement:


EXHIBIT NO.               IDENTIFICATION OF EXHIBIT

    4.1(1)       --  Common Stock Specimen
    5.1(2)       --  Opinion Regarding Legality
   10.1(2)       --  Thomas C. Pritchard Consulting Agreement
   10.2(2)       --  Martin R. Nathan Retainer Agreement
   23.1(2)       --  Consent of Counsel (included in Exhibit 5.1)
   23.2(2)       --  Consent of Pannell Kerr Forster of Texas, P.C.,
                     independent public accountants
---------------------

(1) Filed previously on Form S-8 dated June 4, 1999, file number 333-79867.
(2) Filed with this Form S-8.

ITEM 9.        UNDERTAKINGS

               (a)      The Registrant undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                  i.    To include any prospectus required by
                                        Section 10(a)(3) of the Securities Act;

                                  ii.   To reflect in the prospectus any facts
                                        or events arising after the effective
                                        date of the Registration Statement (or
                                        its most recent post-effective
                                        amendment) that, individually or in
                                        the aggregate, represent a fundamental
                                        change in the information set forth in
                                        the Registration Statement.
                                        Notwithstanding this provision, any
                                        increase or decrease in volume of
                                        securities offered (if the total
                                        dollar value of securities offered
                                        would not exceed that which was
                                        registered) and any deviation from the
                                        low or high and of the estimated
                                        maximum offering range may be
                                        reflected in the form of prospectus
                                        filed with the Commission pursuant to
                                        Rule 424(b) if, in the aggregate, the
                                        changes in volume and price represent
                                        no more than 20 percent change in the
                                        maximum aggregate offering price set
                                        forth in the "Calculation of
                                        Registration Fee" table in the
                                        effective Registration Statement; and

                                  iii.  To include any material
                                        information with respect to the
                                        plan of distribution not
                                        previously disclosed in the
                                        Registration Statement or any
                                        material change to that
                                        information in the Registration
                                        Statement.

                                        Provided, however, that paragraphs
                                        (a)(1)(i) and (ii) do not apply if
                                        the Registration Statement is on
                                        Form S-3 or Form S-8, and the
                                        information required to be
                                        included in a post-effective
                                        amendment by those paragraphs is
                                        contained in periodic reports
                                        filed with or furnished to the
                                        Commission by the Registrant
                                        pursuant to Section 13 or 15(d) of
                                        the Exchange Act that are
                                        incorporated by reference in the
                                        Registration Statement.

                        (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered in them, and the offering of securities at that time shall be deemed to be the initial bona fide offering of securities.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

               (b) The Registrant undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered in it, and the offering of securities at that time shall be deemed to be the initial bona fide offering of the securities.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by the director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 24th day of September, 1999.

                          NEVADA GOLD & CASINOS, INC.


                                     By:   /s/ H. Thomas Winn
                                        ------------------------------
                                           H. THOMAS WINN,
                                           Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                          Title                                    Date
---------                          -----                                    ----
   /s/  H. Thomas Winn             Chairman of the Board,                   September 24, 1999
-----------------------------
H. THOMAS WINN                     Chief Executive Officer, President,
                                   and Treasurer



   /s/  Paul J. Burkett            Director and Vice President              September 24, 1999
-----------------------------
PAUL J. BURKETT


   /s/  William G. Jayroe          Director and Secretary                   September 24, 1999
-----------------------------
WILLIAM G. JAYROE


   /s/  James Wong                 Director                                 September 24, 1999
-----------------------------
JAMES WONG

                                 EXHIBIT INDEX

EXHIBIT NO.               IDENTIFICATION OF EXHIBIT

    4.1(1)       --  Common Stock Specimen
    5.1(2)       --  Opinion Regarding Legality
   10.1(2)       --  Thomas C. Pritchard Consulting Agreement
   10.2(2)       --  Martin R. Nathan Retainer Agreement
   23.1(2)       --  Consent of Counsel (included in Exhibit 5.1)
   23.2(2)       --  Consent of Pannell Kerr Forster of Texas, P.C.,
                     independent public accountants
---------------------

(1) Filed previously on Form S-8 dated June 4, 1999, file number 333-79867.
(2) Filed with this Form S-8.